Exhibit 99.1

Tesoro and Tesoro Logistics to Outline Growth Strategies to Drive Shareholder Value at Analyst and Investor Day

•	Company to highlight track record of creating value, including over $1.5 billion of business and portfolio improvements since 2010

•	Industry-leading value creation with a total shareholder return of approximately 600% since 2010

•	Expects to exceed 2014 improvement targets by over 30%

•	Anticipates 2015 annual improvements of $550 to $670 million

•	Accelerates timeline to reach $1 billion of EBITDA in logistics business

NEW YORK, Dec. 9 2014, Tesoro Corporation (NYSE:TSO) (“Tesoro”) and Tesoro Logistics LP (NYSE:TLLP) (“TLLP” or the “Partnership”) will host their annual Analyst and Investor Day today to outline the substantial progress made on their strategy. Since 2010, Tesoro has remained committed to driving shareholder value by focusing on its strategic priorities: operational efficiency and effectiveness; commercial excellence; financial discipline; value-driven growth; and its enduring commitment to maintaining a high-performing culture. The companies will provide details on the specific initiatives underway which will drive growth and create value for shareholders and unitholders. They will also provide a full-year 2015 financial outlook and detailed longer-term financial goals.

“Since 2010, Tesoro has demonstrated a proven track record of meeting our objectives, executing our plans and delivering superior results. I am proud to report that in 2014 we have not only met, but we expect to exceed our targets by 30%.” said Greg Goff, Tesoro President and CEO. “In 2015, we expect to continue this momentum and deliver over $550 million of additional improvements which will significantly increase shareholder value by capitalizing on our strong position on the West Coast, capturing margin improvements across our value chain and growing our logistics business.”

The Tesoro executive team will give an in-depth review of the company’s objectives to create the leading refining, marketing and logistics business in its strategic footprint; deliver significant EBITDA growth through maximizing its value chain; and continue to exercise strong financial discipline.

Growing a leading full-service logistics business
Phil Anderson, President of the general partner of Tesoro Logistics LP, will also provide an overview of the logistics business. “Through our distinctive logistics growth strategy for crude oil, natural gas and refined products, Tesoro Logistics has become a leading provider of upstream and downstream logistics services in the western United States. As a result of our continued success, I am pleased to announce that TLLP is accelerating our goal of achieving $1 billion in EBITDA by one year, to 2017.”

In support of its growth strategy, Tesoro Logistics acquired the natural gas gathering and processing business from QEP Resources, Inc. on December 2, 2014. At the Analyst and Investor Day presentation, TLLP will highlight the substantial growth opportunities that exist by combining the crude oil and natural gas gathering, processing and transportation businesses. In addition, the Partnership expects EBITDA from this business to exceed $250 million in 2015. As a result, the $2.5 billion acquisition is expected to be accretive to TLLP unitholders by approximately 5% next year.

Tesoro will also outline potential drop down assets that represent at least $500 million of potential EBITDA for the logistics business. These drop downs compliment the substantial organic growth opportunities being executed by this business.

Commitment to generating value for shareholders
The company will conclude the event by highlighting its steadfast commitment to financial discipline and premier shareholder returns. The company will emphasize its balanced approach to business investment and capital returns, as well as returning cash to shareholders. “Tesoro remains committed to driving earnings improvements and believe we are well positioned to continue creating substantial shareholder value,” said Steven Sterin, Tesoro Executive Vice President and Chief Financial Officer.

The full Analyst and Investor Day presentation will be available today at 9:00 a.m. (Eastern Time) on the Investor section of www.tsocorp.com and www.tesorologistics.com.

About Tesoro
Tesoro Corporation, a Fortune 100 company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates six refineries in the western United States with a combined capacity of over 850,000 barrels per day as well as ownership in a logistics business which includes a 35% interest in Tesoro Logistics LP (NYSE: TLLP) and ownership of its general partner. Tesoro’s retail-marketing system includes over 2,200 retail stations under the ARCO®, Shell®, Exxon®, Mobil®, USA Gasoline(TM) and Tesoro® brands.

About Tesoro Logistics LP
Tesoro Logistics LP is a leading full-service logistics company operating primarily in the western and mid-continent regions of the United States. TLLP owns and operates a network of over 3,500 miles of crude oil, refined products and natural gas pipelines. TLLP also owns and operates 28 crude oil and refined products truck and marine terminals and has over 9 million barrels of storage capacity. In addition, TLLP owns and operates four natural gas processing complexes and one fractionation facility. TLLP is a fee-based, growth oriented Delaware limited partnership formed by Tesoro Corporation and is headquartered in San Antonio, Texas.

This release contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning estimates and expectations of exceeding our 2014 improvement targets; expectations regarding our 2015 improvements and their ability to increase shareholder value, capture margin improvements and grow our logistics business; acceleration of the timeline to reach $1 billion of EBITDA in the logistics business by 2017; the results of initiatives to drive growth and increase value for Tesoro shareholders and TLLP unitholders; the results of objectives to create the leading refining, marketing and logistics business in its strategic footprint, deliver significant EBITDA value growth through maximizing the value chain, and continuing to exercise strong financial discipline; expectations regarding growth opportunities from the combination of TLLP’s crude oil and natural gas gathering, processing and transportation businesses; expectations for EBITDA from TLLP’s newly acquired natural gas gathering and processing business and the anticipated accretiveness of such acquisition; the potential EBITDA generated by possible future logistics asset sales from Tesoro to TLLP; and expectations regarding earnings improvements and the return of cash to shareholders. For more information concerning factors that could affect these statements see Tesoro’s and TLLP’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof.

Reconciliation of Forecasted EBITDA to Forecasted Net Income	EBITDA from Potential Drop Downs
Forecasted Net Income	$344
Add depreciation and amortization expense	23
Add interest and financing costs, net	133
Forecasted Annual EBITDA	$500

Reconciliation of Forecasted EBITDA to Forecasted Net Income	Tesoro Logistics LP Annual Expected EBITDA
2017E
Forecasted Net Income	$437 - 612
Add: depreciation and amortization expense	237
Add: interest and financing costs, net	226
Forecasted Annual EBITDA	$900 - 1,075

Reconciliation of Forecasted EBITDA to Forecasted Net Income	QEPFS Assets
2015E
Forecasted Net Income	$32
Add: depreciation and amortization expense	132
Add: interest and financing costs, net	86
Forecasted Annual EBITDA	$250

Contacts:
Investors:
Brian Randecker, Tesoro Investor Relations, (210) 626-4757
Evan Barbosa, Tesoro Logistics Investor Relations, (210) 626-7202

Media:
Tesoro Media Relations, media@tsocorp.com, (210) 626-7702